                                                                     EXHIBIT 2.4

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT ("SECURITY AGREEMENT") is made as of September 5, 2001 by MED-XS ASSET SERVICES, INC., an Ohio corporation ("DEBTOR") and Med XS Solutions, Inc., an Ohio corporation ("GUARANTOR"), in favor of NEOFORMA.COM, INC., a Delaware Corporation, ("SECURED PARTY"). All capitalized terms not otherwise defined herein shall be accorded their meanings set forth in that certain Purchase Agreement, dated as of the date hereof, by and between Debtor, Secured Party, Neoforma Gar, Inc. and Guarantor (the "Purchase Agreement").

         WHEREAS, this Security Agreement is entered into with respect to a Promissory Note in the principal amount of $2,350,000 made by Debtor in favor of the Secured Party of even date herewith (the "Promissory Note"); and

         WHEREAS, to secure Debtor's obligation to pay Secured Party pursuant to the Promissory Note, Debtor has agreed to grant a security interest in certain of its collateral, and Guarantor has agreed to guaranty payment under the Promissory Note of 50% of the outstanding amount due under the Promissory Note;

         NOW, THEREFORE, in consideration of the covenants and promises hereinafter set forth and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         1. DEFINITIONS.

              1.1 "COLLATERAL." All of the assets, tangible or intangible of Debtor, including all products and proceeds thereof as defined in the UCC, and as more fully set forth on Exhibit A attached hereto.

              1.2 "OBLIGATIONS." This Security Agreement secures the following:

                  (i) Debtor's obligation under the Purchase Agreement, the Promissory Note and this Security Agreement;

                  (ii) the repayment of (a) any amounts that Secured Party may advance or spend for the maintenance or preservation of the Collateral and (b) any other expenditures that Secured Party may make under the provisions of this Security Agreement or for the benefit of Debtor;

                  (iii) all amounts owed under any modifications, renewals or extensions of any of the foregoing obligations; and

                  (iv) any of the foregoing that arises after the filing of a petition by or against Debtor under the Bankruptcy Code, even if the obligations do not accrue because of the automatic stay under Bankruptcy Code Section 362 or otherwise.

              This Security Agreement does not secure any obligation described above which is secured by consensual lien on real property.


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              1.3 "UCC." Any term used in the Uniform Commercial Code ("UCC")
and not defined in this Security Agreement has the meaning given to the term in the UCC as in effect in the State of California.

         2. GRANT OF SECURITY INTEREST. Debtor grants and pledges to Secured Party a continuing security interest in all presently existing or arising Collateral in order to secure prompt payment of any and all Obligations. Such security interest constitutes a valid, first priority security interest in the presently existing Collateral, to the extent that a security interest in such Collateral can be perfected by the filing of a financing statement. Debtor shall from time to time execute and deliver to Secured Party, at the request of Secured Party, all financing statements and other documents that Secured Party may reasonably request, inform satisfactory to Secured Party, to perfect and continue Secured Party's security interests in the Collateral.

         3. WARRANTIES, REPRESENTATIONS AND COVENANTS OF DEBTORS. Debtor warrants, represents and covenants as follows:

              3.1 TITLE TO AND TRANSFER OF COLLATERAL. Except for the security interest granted hereby, Debtor has rights in or power to transfer the Collateral, and title to the Collateral is free from any lien, security interest, encumbrance or adverse claim thereon of any kind whatsoever. Debtor shall notify Secured Party of, and shall indemnify and defend Secured Party and the Collateral against, all claims and demand of all persons at any time claiming the Collateral or any part thereof or any interest therein.

              3.2 LOCATION OF COLLATERAL. All Collateral consisting of goods is located as stated so in Exhibit A.

              3.3 LOCATION, STATE OF INCORPORATION, AND NAME OF DEBTOR AND GUARANTOR.

              Debtor: (i) chief executive office is located in Mentor, Ohio;
(ii) state of incorporation is Ohio; and (iii) exact legal name is as set forth in the first paragraph of this Security Agreement.

              Guarantor: (i) chief executive office is located in Mentor, Ohio;
(ii) state of incorporation is Ohio; and (iii) exact legal name is as set forth in the first paragraph of this Security Agreement.

              3.4 NO TRANSFER OF COLLATERAL. Debtor shall not lease, sell, convey, assign or in any manner transfer the Collateral without the prior written consent of Secured Party.

              3.5 LIMITATION ON USE OF COLLATERAL. The Collateral is not, and shall not be, used or bought for personal, family or household purposes.

              3.6 DEBTOR'S COVENANTS. Until the Obligations are satisfied in full, Debtor shall: (i) preserve its corporate existence and not, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets; (ii) not change the state of its incorporation; and (iii) not change its corporate name without providing Secured Party with 30 days' prior written notice.



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              3.7 MAINTAIN LIENS. Debtor shall at all times maintain the liens and security interests provided for hereunder as valid and perfected liens and security interests in the Collateral hereby granted to Secured Party.

         4. PERFECTION OF THE SECURITY INTEREST.

              4.1 FILING OF FINANCING STATEMENT. Debtor authorizes Secured Party to file a financing statement (the "FINANCING STATEMENT") describing the Collateral as follows: "All of Debtor's assets now owned or hereafter acquired" or as such lesser amount of assets as Secured Party may determine, and to file any necessary or required continuations thereof. Debtor shall be liable for and shall pay the cost of all filings or recordings of this Security Agreement or any other document or instrument in all public offices whenever it is deemed by Secured Party to be necessary or desirable.

              4.2 PRESERVATION OF PRIORITY. Secured Party shall receive prior to the Closing an official report from the Secretary of State of each state in which Collateral is located (as set forth in Exhibit A), of the state in which Debtor's chief executive officer is located, and of the state in which Debtor is incorporated (the "SOS REPORTS") indicating that Secured Party's security interest is prior to all other security interests or other interests reflected in the report.

              4.3 POSSESSION.

                  (i) Debtor shall have possession of the Collateral, except where expressly otherwise provided in this Security Agreement or where Secured Party chooses to perfect its security interest by possession in addition to the filing of a financing statement.

                  (ii) Where Collateral is in the possession of a third party, Debtor will join with Secured Party in notifying the third party of Secured Party's security interest and will, prior to Closing, obtain an acknowledgment from the third party that it is holding the Collateral for the benefit of Secured Party.

              4.4 MARKING OF CHATTEL PAPER. Debtor will not create any Chattel Paper without placing a legend on the Chattel Paper acceptable to Secured Party indicating that Secured Party has a security interest in the Chattel Paper.

         5. POST-CLOSING COVENANTS AND RIGHTS CONCERNING THE COLLATERAL.

              5.1 INSPECTION. The parties to this Security Agreement may inspect any Collateral in the other party's possession, at any time upon reasonable notice.

              5.2 PERSONAL PROPERTY. The Collateral shall remain personal property at all times. Debtor shall not affix any of the Collateral to any real property in any manner which would change its nature from that of personal property to real property or to a fixture.

              5.3 SECURED PARTY'S COLLECTION RIGHTS. Secured Party shall have the right at any time to enforce Debtor's rights against the account debtors and obligors.

              5.4 LIMITATIONS ON OBLIGATIONS CONCERNING MAINTENANCE OF
COLLATERAL.



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                  (i) Debtor has the risk of loss of the Collateral.

                  (ii) Secured Party has no duty to collect any income accruing on the Collateral or to preserve any rights relating to the Collateral.

         6. EVENTS OF DEFAULT. The occurrence of any of the following shall, at the option of Secured Party, be an Event of Default:

              6.1 If Debtor fails to pay, when due, any of the Obligations;

              6.2 Debtor's failure to comply with any of the provisions or covenants of, or the incorrectness of any representation or warranty contained in, this Security Agreement, the Note, or in any of the other Obligations;

              6.3 Transfer or disposition of any of the Collateral, except as expressly permitted by this Security Agreement;

              6.4 Attachment, execution or levy on any of the Collateral;

              6.5 Debtor voluntarily or involuntarily become subject to any proceeding under (i) the Bankruptcy Code or (ii) any similar remedy under state statutory or common law;

              6.6 Debtor shall fail to comply with, or become subject to any administrative or judicial proceeding under any federal, state or local (i) hazardous waste or environmental law, (ii) asset forfeiture or similar law which can result in the forfeiture of property, or (iii) other law, where noncompliance may have any significant effect on the Collateral; or

              6.7 Secured Party shall receive at any time following the Closing an SOS Report indicating that Secured Party's security interest is not prior to all other security interests or other interests reflected in the report.

         Upon the occurrence of any Event of Default, all obligations under the Promissory Note will become immediately due and payable.

         7. GUARANTY.

              7.1 Guarantor acknowledges that neoforma would not otherwise enter into the Purchase Agreement, and so hereby unconditionally and absolutely guarantees the punctual and full payment when due, whether by acceleration or otherwise, of fifty percent (50%) of outstanding balance of the Promissory Note.

              7.2 Guarantor hereby waives notice of any default, demand, protest and notice demand, protest of nonpayment and consents to any and all delays, extensions of time, renewals, releases of any part of said Note which may be granted or consented to by any holder of said Note with regard to the time of payment or with respect to any other provision of said Promissory Note and agrees that no action or the failure to act on the part of any holder hereof shall in any way affect or impair the obligations of the undersigned or be construed as a waiver by such



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holder of, or otherwise affect, his right to avail himself of any remedy hereunder with the same force and effect as if the undersigned had expressly consented to such action upon the part of such holder.

         8. REMEDIES.

              8.1 GENERAL. Upon any Event of Default, Secured Party may pursue any remedy available at law (including those available under the provisions of the UCC), or in equity to collect, enforce or satisfy any Obligations then owing, whether by acceleration or otherwise.

              8.2 CONCURRENT REMEDIES. Upon any Event of Default, Secured Party shall have the right, in addition to any other legal or equitable right it may have, and without prior notice or demand to Debtor, to pursue any of the following remedies separately, successively or concurrently:

                  (i) File suit and obtain judgment and, in conjunction with any action, Secured Party may seek any ancillary remedies provided by law, including levy of attachment and garnishment.

                  (ii) Take possession of any Collateral if not already in its possession without demand and without legal process. Upon Secured Party's demand, Debtor will assemble and make the Collateral available to Secured Party as it may direct. Debtor grants to Secured Party the right, for this purpose, to enter into or on any premises where Collateral may be located.

                  (iii) Without taking possession, sell, lease or otherwise dispose of the Collateral at public or private sale in accordance with the UCC.

                  (iv) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Debtor.

              8.3 ASSUMPTION OF EXPENSES AND PAYMENTS. In connection with any default by Debtor hereunder, Secured Party may incur expenses, including reasonable attorneys' fees, legal expenses and costs, appropriate to the exercise of any right or power under this Security Agreement, and make any payment agreed to be made by Debtor hereunder and perform any obligation of Debtor hereunder, without, however, any obligation to do so. Any costs, fees or expenses incurred pursuant to this paragraph shall become a part of the Obligations.

              8.4 REMEDIES CUMULATIVE. The remedies of Secured Party under this Security Agreement, the Note, and the other Obligations are cumulative, and the exercise of any one or more of the remedies under the Note or any of the other Obligations or the UCC shall not be construed as a waiver of any of the other remedies of Secured Party, so long as any part of the Obligations remains unsatisfied. The acceptance by Secured Party of this Security Agreement shall not waive or impair any other security Secured Party may have or hereafter acquire for the payment of the Obligations, nor shall the taking of any such additional security waive or impair this Security Agreement, or any term, covenant or condition herein contained, but Secured Party



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may resort to any security it may have in the order it may deem proper at its sole discretion. Release of the Security Interest in the Collateral, or any part thereof, shall not affect the liability of Debtor under the Obligations.

              8.5 FORECLOSURE PROCEDURES.

                  (i) Secured Party shall give Debtor such notice of any private or public sale as may be required by the UCC.

                  (ii) Secured Party has no obligation to clean-up or otherwise prepare the Collateral for sale.

                  (iii) Secured Party has no obligation to attempt to satisfy the Obligations by collecting it from any other person liable for them and Secured Party may release, modify or waive any collateral provided by any other person to secure any of the Obligations, all without affecting Secured Party's rights against Debtor. Debtor waives any rights it may have to require Secured Party to pursue any third person for any of the Obligations.

                  (iv) Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

                  (v) Secured Party may sell the Collateral without giving any warranties as to the Collateral. Secured Party may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

                  (vi) If Secured Party sells any of the Collateral upon credit, Debtor will be credited only with payments actually made by the purchaser, received by Secured Party and applied to the indebtedness of the Debtor. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtor shall be credited with the proceeds of the sale.

                  (vii) In the event Secured Party purchases any of the Collateral being sold, Secured Party may pay for the Collateral by crediting some or all of the Obligations of the Debtor.

                  (viii) Secured Party has no obligation to marshal any assets in favor of Debtor, or against or in payment of:

                  (a)   the Note,
                  (b)   any of the other Obligations, or
                  (c) any other obligation owed to Secured Party by Debtor or any other person.

              8.6 POWER OF ATTORNEY. Debtor authorizes Secured Party, and does hereby make, constitute and appoint Secured Party, and any of its officers, agents, successors or assigns with full power of substitution, as Debtor's true and lawful attorney-in-fact, with power, in its own name or in the name of each of, to, after the occurrence and during the continuance of



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an Event of Default, endorse any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of Secured Party; to sign and endorse any UCC financing statement or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; and, generally, to do, at the option of Secured Party, and at Debtor's expense, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve and realize upon the Collateral and Secured Party's security interests therein in order to effect the intent of this Agreement and of the Note all as fully and effectually as Debtor might or could do; and Debtor each hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

         9. SUBORDINATION.

              9.1 Secured Party hereby agrees to subordinate the security interest created by this Security Agreement to any security interest to be granted to any third party nonaffiliated lender providing funds to NEWCO on arm's length terms for the operations and business of Debtor upon the written request of Debtor. Such subordination shall be in such form as any such lender may require and in the event Secured Party does not execute such subordination within Five (5) days of such request, Guarantor is hereby appointed as Secured Party's attorney-in-fact to execute such subordination.

         10. MISCELLANEOUS.

              10.1 CONTINUATION OF SECURED PARTY'S RIGHTS. The Security Interest, this Security Agreement, and Secured Party's rights hereunder shall continue in full force and effect until the Obligations secured hereby are paid in full, even if Debtor's obligation to pay the Obligations secured hereby, or any portion thereof, is legally unenforceable. To the fullest extent permitted by law, Debtor expressly waives any right that it may have to plead any statute of limitation or repose as a defense to any demand or action with respect to the Obligations.

              10.2 FORM AND EFFECT OF WAIVERS. Waiver by Secured Party of any term, covenant or condition under this Security Agreement, of any default by Debtor hereunder, or any failure by Secured Party to insist upon strict performance by Debtor of any term, covenant or condition contained in this Security Agreement, shall be effective or binding on Secured Party only if made in writing by Secured Party; no such waiver shall be implied from any omission by Secured Party to take action with respect to any such term, covenant or condition or default. No express written waiver of any term, covenant or condition of this Security Agreement or default by Debtor shall affect any other term, covenant or condition or any other default or cover any other time period other than the application of any such term, covenant or condition to the matter as to which a waiver has been given or the default or time period specified in such express waiver.



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              10.3 NOTICES. Any notices required by this Security Agreement shall be deemed to be delivered when a record has been (a) deposited in any United States postal box if postage is prepaid and the notice properly addressed to the intended recipient; (b) received by facsimile; (c) received by email; or
(d) personally delivered, to the following addresses:

              Debtor:        8805 East Ave.
                             Mentor, OH  44060

              Guarantor:     8805 East Ave.
                             Mentor, OH  44060

              Secured Party: Neoforma.com, Inc.
                             3061 Zanker Road
                             San Jose, CA 95134
                             Attention: General Counsel

              Either party hereto may change its mailing address at any time by giving written notice of such change to the other party at least ten (10) days prior to the date such change is to be effected in the manner provided herein and, where required by law, by recording or filing a notice thereof with the appropriate public official.

              10.4 SEVERABILITY OF TERMS. If any term of this Security Agreement, or the application thereof to any person or circumstance, shall, to any extent, be declared invalid or unenforceable, the remainder of this Security Agreement, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Security Agreement shall be valid and enforceable to the fullest extent permitted by law.

              10.5 NO INTENT TO BENEFIT THIRD PARTIES. Neither the Debtor nor the Secured Party intends by any provision of this Security Agreement to confer any right, remedy or benefit upon any third party, and no third party shall have any right to demand or receive any payment or information from Secured Party. Debtor agree to indemnify Secured Party against, and to hold Secured Party harmless from, all claims, demands, liabilities, losses, obligations, causes of action, judgments, damages, costs and expenses of any nature (including without limitation costs of suit and reasonable attorneys' fees) that Secured Party may suffer or incur in connection with any threatened or actual claim, demand, action or proceeding made, brought or pursued by any third party to the extent the same is related in any way to this Security Agreement, the Note, or the Collateral.

              10.6 CONSTRUCTION OF AGREEMENT. The terms and provisions contained herein shall, unless the context otherwise requires, have the meaning and be construed as provided in the California UCC. Headings and captions in this Security Agreement are included solely for ease of reference and are not be referred to in construing this Security Agreement. Except as otherwise expressly indicated, each reference in this Security Agreement to any particular paragraph is to a paragraph in this Security Agreement.



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              10.7 TIME OF ESSENCE. Time is strictly of the essence as to each and every provision of this Security Agreement.

              10.8 SUCCESSORS AND ASSIGNS. This Security Agreement shall bind and shall inure to the benefit of the heirs, legatees, executors, administrators, successors and assigns of Secured Party and shall bind all persons who become bound as a debtor to this Security Agreement. Secured Party does not consent to any assignment by Debtor except as expressly provided in this Security Agreement. Secured Party may assign its rights and interests under this Security Agreement. If an assignment is made by Secured Party, Debtor shall render performance under this Security Agreement to the assignee. Debtor waive and will not assert against any assignee any claims, defenses or set-offs which Debtor could assert against Secured Party except defenses which cannot be waived.

              10.9 AMENDMENTS IN WRITING. This Security Agreement may not be amended, modified or changed, nor shall any waiver of any provision hereof be effective, except only by a written instrument signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought.

              10.10 FURTHER ASSURANCES. Debtor agrees to execute any further documents, and to take any further actions, reasonably requested by Secured Party to evidence or perfect the security interest granted herein or to effectuate the rights granted to Secured Party herein.

              10.11 WAIVER OF NOTICE: GOVERNING LAW. DEBTOR HAS BEEN ADVISED BY COUNSEL IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS SECURITY AGREEMENT, THE INCURRENCE OF THE OBLIGATIONS AND THE EXECUTION AND DELIVERY OF ALL DOCUMENTS AND INSTRUMENTS EVIDENCING AND SECURING THE SAME. WITH SUCH ADVICE, DEBTOR AND GUARANTOR EACH EXPRESSLY WAIVE ANY CLAIM IT MIGHT HAVE UNDER THE CONSTITUTION AND LAWS OF THE UNITED STATES OR OF ANY STATE TO NOTICE AND AN OPPORTUNITY TO BE HEARD PRIOR TO THE EXERCISE OF SECURED PARTY'S RIGHTS HEREUNDER, AS SAID RIGHTS ARE SANCTIONED BY THE CALIFORNIA COMMERCIAL CODE. THIS SECURITY AGREEMENT IS BEING EXECUTED AND DELIVERED AND IS INTENDED TO BE PERFORMED IN THE STATE OF CALIFORNIA AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, EXCEPT TO THE EXTENT THAT THE UCC PROVIDES FOR THE APPLICATION OF THE LAW OF THE STATE OF DEBTORS' INCORPORATION.

              IN WITNESS WHEREOF, Debtor and Guarantor have executed and delivered this Security Agreement to Secured Party as of the date first written above.

                                     MED-XS ASSET SERVICES, INC.

                                     By:    /s/  Kevin Tenkku
                                         -------------------------------
                                     Name:  Kevin Tenkku
                                          ------------------------------
                                     Its:   President
                                         -------------------------------



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

                                     MED XS SOLUTIONS, INC.

                                     By:    /s/  Kevin Tenkku
                                         -------------------------------
                                     Name:  Kevin Tenkku
                                          ------------------------------
                                     Its:   President
                                         -------------------------------

                                     NEOFORMA.COM, INC.

                                     By:    /s/  Daniel Eckert
                                         -------------------------------
                                     Name:  Daniel Eckert
                                          ------------------------------
                                     Its:   President
                                         -------------------------------


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
                                    EXHIBIT A


                            DESCRIPTION OF COLLATERAL

                                       AND

                       STATES WHERE COLLATERAL IS LOCATED

All assets wherever located and whether now owned or existing or hereafter existing or acquired, including:

(i)      all equipment;
(ii)     all accounts receivable;
(iii)    all inventory;
(iv) any and all monies, reserves, deposits, deposit accounts, securities, cash, cash equivalents, balances, credits and interest and dividends on any of the above;
(v)      all chattel paper, contracts, contract rights and instruments;
(vi)     all general intangibles and goodwill;
(vii)    all furniture and fixtures and leasehold improvements;
(viii) all books, records and computer records in any way relating to the above property;
(ix) any and all substitutes, renewals, improvements, replacements, additions and proceeds of the above, including without limitation proceeds of insurance policies.